Exhibit 3.1

THIRD

AMENDED

AND

RESTATED

BYLAWS

OF

MODUSLINK GLOBAL SOLUTIONS, INC.

(A DELAWARE CORPORATION)

AMENDED AND RESTATED ON MARCH 2, 2011

MODUSLINK GLOBAL SOLUTIONS, INC.

(A DELAWARE CORPORATION)

BYLAWS

i

MODUSLINK GLOBAL SOLUTIONS, INC.

(A DELAWARE CORPORATION)

BYLAWS

ii

MODUSLINK GLOBAL SOLUTIONS, INC.

(A DELAWARE CORPORATION)

BYLAWS

TABLE OF CONTENTS

		Page

ARTICLE X.	INSPECTION OF BOOKS	24

ARTICLE XI.	DELAWARE FORUM	24

ARTICLE XII.	FISCAL YEAR	24

ARTICLE XIII.	SEAL	24

ARTICLE XIV.	AMENDMENTS	24

iii

ARTICLE I. OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

SECTION 1. PLACE OF MEETING. Meetings of the Stockholders shall be held either within or without the State of Delaware at such place as the Board of Directors may fix.

SECTION 2. ANNUAL MEETINGS. The annual meeting of stockholders shall be held for the election of directors on such date and at such time as the Board of Directors may fix. Any other business properly brought before the annual meeting of stockholders as provided by applicable law and by these By-Laws may be transacted at the annual meeting.

SECTION 3. SPECIAL MEETINGS.

(a) Special meetings of the stockholders for any purpose or purposes may be called by the Chairman of the Board of Directors, or pursuant to a resolution approved by a majority of the Whole Board (as defined below), and shall be called by the Board of Directors upon receipt of a written request signed by stockholders owning at least 20 percent of the Voting Stock. Any such resolution of the Board of Directors or any such request of stockholders shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting is limited to the purposes stated in the notice of meeting. For the purposes of these bylaws, the term “Whole Board” is defined as the total number of directors which the Corporation would have if there were no vacancies. “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors. Except in accordance with this SECTION 3(a) and the procedures set forth in SECTION 3(b) of these bylaws, stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders.

(b) Any stockholder seeking to have the Board of Directors call a special meeting of the stockholders pursuant to SECTION 3(a) of these bylaws shall first be required to request in writing that the Board of Directors fix a record date for the purpose of determining the stockholders entitled to request the Board of Directors to call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation. Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this SECTION 3(b) from any such stockholder, the Board of Directors shall adopt a resolution fixing a date as the record date for the purpose of determining the stockholders entitled to request the Board of Directors to call such special meeting, which date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, the record date in respect thereof shall be the twentieth (20th) day after the date on which such a request is received.

To be in proper form for purposes of this SECTION 3(b), a request by a stockholder for the Board of Directors to fix a record date pursuant to this SECTION 3(b) shall be required to set forth:

(i) As to the stockholder making the request and each other Requesting Person (as defined below), (A) the name and address of the stockholder making the request, as they appear on the Corporation’s books and records, and of each other Requesting Person and (B) the class or series and number of shares of capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, inclusive of the rules and regulations thereunder (the “Exchange Act”)) by the stockholder making the request or any other Requesting Persons, except that such stockholder and such other Requesting Persons shall in all events be deemed to beneficially own any shares of any class or series of capital stock of the Corporation as to which such stockholder or such other Requesting Persons has a right to acquire beneficial ownership at any time in the future;

(ii) As to the stockholder making such request (or, if different, the beneficial owner or beneficial owners on whose behalf the request is made) and each other Requesting Person, any Disclosable Interests (as defined in SECTION 6(c)(ii) of ARTICLE II, except that for purposes of this SECTION 3(b) the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in SECTION 6(c)(ii) of ARTICLE II of these bylaws and the disclosure in clause (F) of SECTION 6(c)(ii) of ARTICLE II shall be made with respect to the business proposed to be conducted at the special meeting); and

(iii) As to the purpose or purposes of the special meeting proposed to be specified in the notice of the meeting, a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of the stockholder making the request (or, if different, the beneficial owner or beneficial owners on whose behalf such request is made) and any other Requesting Person.

For purposes of this SECTION 3(b), the term “Requesting Person” shall mean (i) a stockholder making a request for the Board of Directors to set a record date, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the request for the Board of Directors to set a record date is made, and (iii) any affiliate or associate of such stockholder or beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act).

For stockholders to request the Board of Directors to call a special meeting of the stockholders pursuant to SECTION 3(a) of these bylaws, stockholders of record as of the record date fixed by the Board of Directors (or otherwise set in accordance with this SECTION 3(b)) who hold, in the aggregate, more than 20% of the Voting Stock must provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. To be timely, stockholder requests seeking the Board of Directors to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the record date fixed by the Board of Directors (or otherwise set in accordance with this SECTION 3(b)). To be in proper form for purposes of this SECTION 3(b), a request by a stockholder or stockholders to the Secretary seeking the Board of Directors to call a special meeting pursuant to SECTION 3(a) and this SECTION 3(b) shall be required to set forth (i) the purpose or purposes of the special meeting proposed to be specified in the notice of the special meeting and the business proposed to be conducted at the special meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) with respect to any stockholder or stockholders submitting a request for the Board of Directors to call a special meeting (except for any stockholder that has submitted such request in response to a solicitation, pursuant to, and in accordance with, Section 14A of the Exchange Act made by way of a solicitation statement filed on Schedule 14A by a stockholder who requested that the Board of Directors fix a record date pursuant to this SECTION 3(b)), the information required to be provided pursuant to this SECTION 3(b) of a Requesting Person.

After receipt by the Corporation of timely requests in proper form from a stockholder or stockholders holding the requisite number of shares to request the Board of Directors to call a special meeting pursuant to SECTION 3(a) of these bylaws, the Board of Directors shall duly call a special meeting of stockholders for a date no later than sixty (60) days after receipt of such requests, for the purpose or purposes specified in the requests received by the Corporation. The Board of Directors shall promptly provide written notice of such special meeting to the stockholders in accordance with SECTION 4 of these bylaws.

In connection with a special meeting called at the request of the stockholders in accordance with this SECTION 3(b), the stockholder or stockholders requesting the Corporation to call the special meeting shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided in such notice pursuant to this SECTION 3(b) shall be true and correct as of the record date for the special meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the special meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable, and if not, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

Notwithstanding anything in these bylaws to the contrary, the Board of Directors shall not be required to call a special meeting at the request of the Corporation’s stockholders except in accordance with the procedures set forth in this SECTION 3(b). If the Board of Directors shall determine that any request to fix a record date or to call and hold a special meeting was not properly made in accordance with the provisions of this SECTION 3(b), or the stockholder or stockholders notifying the Corporation to call the special meeting do not otherwise comply with the provisions of this SECTION 3(b), or that the subject matter for which the stockholders request the Board of Directors to call the special meeting is not a proper purpose for action by stockholders under applicable law, then the Board of Directors shall not be required to fix a record date or to call and hold the special meeting. In addition to the requirements of this SECTION 3(b) with respect to stockholders seeking to call special meetings of the stockholders, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such special meeting.

SECTION 4. NOTICE. Written or printed notice of every meeting of stockholders, annual or special, stating the hour, date and place thereof, and, in the case of special meetings, the purpose or purposes for which the meeting is called shall, not less than ten (10) days, or such longer period as shall be provided by law, the Certificate of Incorporation, these bylaws, or otherwise, and not more than sixty (60) days before such meeting, be delivered or mailed to each stockholder entitled to vote thereat, at his address as it appears upon the stock records of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, then to the address designated in such request.

SECTION 5. QUORUM AND ADJOURNMENTS. Except as otherwise provided by law or by the Certificate of Incorporation, the presence in person or by proxy at any meeting of stockholders of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote thereat, shall be requisite and shall constitute a quorum. If two or more classes of stock are entitled to vote as separate classes upon any question, then, in the case of each such class, a quorum for the consideration of such question shall, except as otherwise provided by law or by the Certificate of Incorporation, consist of a majority in interest of all stock of that class issued, outstanding and entitled to vote. If a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote thereat at, or, where a larger quorum is required, such larger quorum, shall not be represented at any meeting of the stockholders, the holders of a majority of the shares present or represented by proxy and entitled to vote thereat shall have the power to adjourn the meeting to another time, or to another time and place, without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the hour, date and place of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At any adjourned meeting any business may be transacted which might have been transacted at the original meeting. Subject to the requirements of law and the Certificate of Incorporation, on any issue on which two or more classes of stock are entitled to vote separately, no adjournment shall be taken with respect to any class for which a quorum is present unless the Chairman of the meeting otherwise directs. At any meeting held to consider matters which were subject to adjournment for want of a quorum at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 6. NOTICE OF BUSINESS TO BE BROUGHT BEFORE A MEETING

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) brought before the meeting by the Corporation and specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this SECTION 6 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with all of the notice procedures set forth in this SECTION 6 as to such business. Except for proposals made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with the notice procedures set forth in SECTION 1 of ARTICLE III of these bylaws, and this SECTION 6 shall not be applicable to nominations except as expressly provided in SECTION 1 of ARTICLE III of these bylaws.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this SECTION 6. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the one hundred twentieth (120th) day prior to such annual meeting and not later than the ninetieth (90th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was made by the Corporation (such notice within such time periods, “Timely Notice”); provided further, that if the ninetieth (90th) day falls on a Saturday or Sunday, the deadline shall be the next business day in the state of Delaware following such ninetieth (90th) day. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this SECTION 6, a stockholder’s notice to the Secretary pursuant to this SECTION 6 shall be required to set forth:

(i) As to the stockholder providing the notice and each other Proposing Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books and records, and of each other Proposing Person and (B) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the stockholder providing the notice or any other Proposing Persons, except that such stockholder and such other Proposing Persons shall in all events be deemed to beneficially own any shares of any class or series of the capital stock of the Corporation as to which such stockholder or such other Proposing Persons has a right to acquire beneficial ownership at any time in the future;

(ii) As to the stockholder providing the notice (or, if different, the beneficial owner on whose behalf such business is proposed) and each other Proposing Person, (A) any derivative, swap or other transaction or series of transactions engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, or any other Proposing Person, the purpose or effect of which is to give such stockholder or beneficial owner, as applicable, or such other Proposing Person economic risk similar to ownership of shares of any class or series of the capital stock of the Corporation, including due to the fact that the value of such derivative, swap or other transaction is determined by reference to the price, value or volatility of any shares of any class or series of the capital stock of the Corporation, or which derivative, swap or other transaction provides, directly or indirectly, the opportunity to profit from any increase in the price or value of shares of any class or series of the capital stock of the Corporation (“Synthetic Equity Interests”), which such Synthetic Equity Interests shall be disclosed without regard to whether (x) such derivative, swap or other transaction conveys any voting rights in such shares to such stockholder or beneficial owner, as applicable, or such other Proposing Person, (y) the derivative, swap or other transaction is required to be, or is capable of being, settled through delivery of such shares or (z) such stockholder or beneficial owner, as applicable, or such other Proposing Person may have entered into other transactions that hedge or mitigate the economic effect of such derivative, swap or other transaction, (B) any proxy (other than a revocable proxy given in response to a solicitation statement filed on Schedule 14A), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner, as applicable, or any other Proposing Person has or shares a right to vote any shares of any class or series of the Corporation, (C) any agreement, arrangement, understanding or relationship, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder or beneficial owner, as applicable, and/or any other Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder or beneficial owner, as applicable, or such other Proposing Person with respect to the shares of any class or series of the capital stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of the Corporation (“Short Interests”), (D) any rights to dividends on the shares of any class or series of the capital stock of the Corporation owned beneficially by such stockholder or beneficial owner, as applicable, or any other Proposing Person that are separated or separable from the underlying shares of the Corporation, and (E) performance related fees (other than an asset based fee), if any, that such stockholder or beneficial owner, as applicable, or any other Proposing Person is entitled to based on any increase or decrease in the price or value of shares of any class or series of the capital stock of the Corporation, and (F) any other information relating to such stockholder or beneficial owner, as applicable, or any other Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies by such stockholder or beneficial owner, as applicable, or such other Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Disclosable Interests”); and

(iii) As to each matter the stockholder proposes to bring before the annual meeting, (A) a reasonably brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of the stockholder providing the notice and/or any other Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration) and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among the stockholder providing the notice, any other Proposing Person, and any other stockholders of the Corporation (including their names) in connection with the proposal of such business by such stockholder (other than a revocable proxy given in response to a solicitation statement filed on Schedule 14A).

For purposes of this SECTION 6, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner, if different, on whose behalf the business proposed to be brought before the annual meeting is made, and (iii) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act) of such beneficial owner.

(d) A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this SECTION 6 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable, and if not, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this SECTION 6. The presiding officer of an annual meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this SECTION 6, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This SECTION 6 is expressly intended to apply to any business proposed to be brought before an annual meeting and, to the extent consistent with Rule 14a-8 under the Exchange Act, any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this SECTION 6 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. This SECTION 6 shall not be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act and the rules and regulations thereunder.

SECTION 7. INSPECTORS. The Board of Directors shall appoint inspectors of election to act as judges of the voting and to determine those entitled to vote at any meeting of stockholders, or any adjournment thereof, in advance of such meeting, but if the Board of Directors fails to make such appointments or if an appointee fails to serve, the presiding officer of the meeting of stockholders may appoint substitute inspectors.

SECTION 8. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation or by a resolution of the Board of Directors adopted in accordance with the Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast in person or by proxy executed in writing (or in such other manner from time to time permitted by the General Corporation Law of the State of Delaware). Every proxy must be duly executed in accordance with these bylaws and evidence thereof shall be filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless otherwise required by these bylaws or unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by the inspectors of election. When a quorum is present at any meeting, the vote of the holders of a majority (or such other percentage as may be specified or required by the Certificate of Incorporation, or by a resolution of the Board of Directors adopted in accordance with SECTION 2 of ARTICLE FOURTH of the Certificate of Incorporation, or by law, or by these bylaws) of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, except the election or removal of directors or as otherwise provided in these bylaws or the Certificate of Incorporation. With respect to any election or questions required to be decided by any class of stock voting as a class, the vote of the holders of a majority (or such other percentage as may be specified or required by the Certificate of Incorporation, or by a resolution of the Board of Directors adopted in accordance with SECTION 2 of ARTICLE FOURTH of the Certificate of Incorporation, or by law, or by these bylaws) of such class of stock present in person or by proxy and which actually voted shall decide any such election or question.

ARTICLE III. NOMINATION OF DIRECTOR CANDIDATES

SECTION 1. NOTICE OF NOMINATIONS TO DIRECTORS.

(a) Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends, upon liquidation, or to elect additional directors under specified circumstances, nominations of persons for election to the Board of Directors at an annual meeting or at a special meeting (but only if directors are properly to be elected at such special meeting) may be made at such meeting (i) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (ii) by any stockholder who (A) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both at the time of giving the notice provided for in this SECTION 1 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) complied with the notice procedures set forth in this SECTION 1 as to such nomination. This SECTION 1 shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board of Directors to be considered by the stockholders at an annual meeting or special meeting.

(b) Without qualification, for nominations to be made at an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined in SECTION 6(b) of ARTICLE II of these bylaws) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this SECTION 1. Without qualification, if directors are properly to be elected at a special meeting, then for nominations to be made at a special meeting by a stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, and (ii) provide any updates or supplements to such notice at the times and in the forms required by this SECTION 1. To be timely, a stockholder’s notice for nominations to be made at a special meeting by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to such special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in SECTION 6(g) of ARTICLE II of these bylaws) of the date of such special meeting was first made. In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

(c) To be in proper form for purposes of this SECTION 1, a stockholder’s notice to the Secretary pursuant to this SECTION 1 shall be required to set forth:

(i) As to the stockholder providing the notice and each other Nominating Person (as defined below), (A) the name and address of the stockholder providing the notice, as they appear on the Corporation’s books, and of the other Nominating Persons, and, (B) the class or series and number of shares of the capital stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by the stockholder providing the notice or any other Nominating Persons, except that such stockholder and such other Nominating Persons shall in all events be deemed to beneficially own any shares of any class or series of the capital stock of the Corporation as to which such stockholder or such other Proposing Persons has a right to acquire beneficial ownership at any time in the future;

(ii) As to the stockholder providing the notice (or, if different, the beneficial owner or beneficial owners on whose behalf such business is proposed) and each other Nominating Person, any Disclosable Interests (as defined in SECTION 6(c)(ii) of ARTICLE II of these bylaws, except that for purposes of this Section 1 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in SECTION 6(c)(ii) of ARTICLE II of these bylaws and the disclosure in clause (F) of SECTION 6(c)(ii) of ARTICLE II of these Bylaws shall be made with respect to the election of directors at the meeting);

(iii) As to each person whom the stockholder proposes to nominate for election as a director, (A) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice pursuant to this SECTION 1 if such proposed nominee were a Nominating Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder providing the notice (or, if different, the beneficial owner on whose behalf such notice is given) or any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such stockholder or beneficial owner, as applicable, and/or such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; and

(iv) The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

For purposes of this SECTION 1, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination proposed to be made at the meeting is made, and (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 under the Exchange Act).

(d) A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this SECTION 1 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or (if practicable, and if not, the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these bylaws to the contrary, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this SECTION 1. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with the provisions of this SECTION 1, and if he or she should so determine, he or she shall so declare such determination to the meeting and the defective nomination shall be disregarded.

(f) In addition to the requirements of this SECTION 1 with respect to any nomination proposed to be made at a meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to any such nominations.

ARTICLE IV. DIRECTORS

SECTION 1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. NUMBER, QUALIFICATION. Election and Terms. Except as otherwise fixed by, or pursuant to, the provisions of SECTION 2 of ARTICLE FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, the number of directors shall be fixed from time to time by resolution of the Board of Directors, but shall not be less than three nor more than fifteen persons. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors. One class (Class I) shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1994, and another class (Class II) shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, and another class (Class III) shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1996, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote by written ballot to hold office for a term expiring at the annual meeting for stockholders held in the third year following the year of their election.

SECTION 3. REMOVAL. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock, any director may be removed from office by the stockholders in the manner provided in this SECTION 3 of ARTICLE IV. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least 75 percent of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, may remove such director or directors.

SECTION 4. VACANCIES AND NEW DIRECTORSHIPS. Except as otherwise fixed by or provided for or pursuant to the provisions of ARTICLE FOURTH of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by the affirmative vote of a majority of the directors then in office though less than a quorum, or by a sole remaining director, except as may be required by law. Any director so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 5. MEETINGS. Meetings of the Board of Directors shall be held at such place, within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors or by the Chairman of the Board of Directors, if there be one, the President and as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the Chairman of the Board of Directors, if there be one, or the President or any two (2) of the directors in office by oral, telegraphic, telex, telecopy or other form of electronic transmission, or written notice, duly served or sent or mailed to each director not less than twenty-four (24) hours before such meeting, or such shorter time period as the person or persons calling the meeting shall deem appropriate under the circumstances.

Meetings may be held at any time and place without notice if all the directors are present and do not object to the holding of such meeting for lack of proper notice or if those not present shall, in writing or by telegram, telex, telecopy or other form of electronic transmission, waive notice thereof. A regular meeting of the Board of Directors may be held without notice immediately following the annual meeting of stockholders at the place where such meeting is held. Regular meetings of the Board of Directors may also be held without notice at such time and place as shall from time to time be determined by resolution of the Board of Directors.

Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to the foregoing provisions shall constitute presence in person at the meeting.

SECTION 6. VOTES. Except as otherwise provided by law, the Certificate of Incorporation or otherwise, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 7. QUORUM AND ADJOURNMENT. Subject to SECTION 4 of this ARTICLE IV, and except as otherwise provided by law, the Certificate of Incorporation or otherwise, a majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time without notice other than announcement of the adjournment at the meeting, and at such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 8. COMPENSATION. Directors shall receive compensation for their services, as such, and for service on any Committee of the Board of Directors, as fixed by resolution of the Board of Directors and for expenses of attendance at each regular or special meeting of the Board of Directors or any Committee thereof. Nothing in this Section shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 9. ACTION BY CONSENT OF DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors, or committee. Such consent shall be treated as a vote adopted at a meeting for all purposes. Such consents may be executed in one or more counterparts and not every director or committee member need sign the same counterpart.

ARTICLE V. COMMITTEES OF DIRECTORS

SECTION 1. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution passed by a majority of the Whole Board, appoint an “Executive Committee” of two (2) or more members, to serve at the pleasure of the Board of Directors, to consist of such directors as the Board of Directors may from time to time designate. The Board of Directors shall designate the Chairman of the Executive Committee.

(a) PROCEDURE. The Executive Committee shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) RESPONSIBILITIES. During the intervals between the meetings of the Board of Directors except as otherwise provided by the Board of Directors in establishing such Committee or otherwise, the Executive Committee shall possess and may exercise all the powers of the Board in the management and direction of the business and affairs of the Corporation; provided, however, that the Executive Committee shall not have the power:

(i) to amend or authorize the amendment of the Certificate of Incorporation or these By-Laws;

(ii) to authorize the issuance of stock;

(iii) to authorize the payment of any dividend;

(iv) to adopt an agreement of merger or consolidation of the Corporation or to recommend to the stockholders the sale, lease or exchange of all or substantially all the property and business of the Corporation;

(v) to recommend to the stockholders a dissolution, or a revocation of a dissolution, of the Corporation; or

(vi) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware Business Corporation Law.

(c) REPORTS. The Executive Committee shall keep regular minutes of its proceedings, and all action by the Executive Committee shall be reported promptly to the Board of Directors. Such action shall be subject to review, amendment and repeal by the Board of Directors, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) APPOINTMENT OF ADDITIONAL MEMBERS. In the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 2. AUDIT COMMITTEE. The Board of Directors may, by resolution passed by a majority of the Whole Board, appoint an “Audit Committee” of two (2) or more members who shall not be officers or employees of the Corporation to serve at the pleasure of the Board of Directors. The Board of Directors shall designate the Chairman of the Audit Committee.

(a) PROCEDURE. The Audit Committee, by a vote of a majority of its members, shall fix its own times and places of meeting, shall determine the number of its members constituting a quorum for the transaction of business, and shall prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) RESPONSIBILITIES. The Audit Committee shall review the annual financial statements of the Corporation prior to their submission to the Board of Directors, shall consult with the Corporation’s independent auditors, and may examine and consider such other matters in relation to the internal and external audit of the Corporation’s accounts and in relation to the financial affairs of the Corporation and its accounts, including the selection and retention of independent auditors, as the Audit Committee may, in its discretion, determine to be desirable.

(c) REPORTS. The Audit Committee shall keep regular minutes of its proceedings, and all action by the Audit Committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board of Directors, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) APPOINTMENT OF ADDITIONAL MEMBERS. In the absence or disqualification of any member of the Audit Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

SECTION 3. OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the Whole Board, at any time appoint one or more other committees, including a compensation committee, from and outside of its own number. Every such committee must include at least one member of the Board of Directors. The Board of Directors may from time to time designate or alter, within the limits permitted by law, the Certificate of Incorporation and this ARTICLE V, if applicable, the duties, powers and number of members of such other committees or change their membership, and may at any time abolish such other committees or any of them.

(a) PROCEDURE. Each committee appointed pursuant to this SECTION 3 shall, by a vote of a majority of its members, fix its own times and places of meeting, determine the number of its members constituting a quorum for the transaction of business, and prescribe its own rules of procedure, no change in which shall be made save by a majority vote of its members.

(b) RESPONSIBILITIES. Each committee appointed pursuant to this SECTION 3, shall exercise the powers assigned to it by the Board of Directors in its discretion.

(c) REPORTS. Each committee appointed pursuant to this SECTION 3 shall keep regular minutes of proceedings, and all action by each such committee shall, from time to time, be reported to the Board of Directors as it shall direct. Such action shall be subject to review, amendment and repeal by the Board of Directors, provided that no rights of third parties shall be adversely affected by such review, amendment or repeal.

(d) APPOINTMENT OF ADDITIONAL MEMBERS. In the absence or disqualification of any member of each committee, appointed pursuant to this SECTION 3, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors (or, to the extent permitted, another person) to act at the meeting in place of any such absent or disqualified member.

SECTION 4. TERM OF OFFICE. Each member of a committee shall hold office until the first meeting of the Board of Directors following the annual meeting of stockholders (or until such other time as the Board of Directors may determine, either in the vote establishing the committee or at the election of such member or otherwise) and until his successor is elected and qualified, or until he sooner dies, resigns, is removed, is replaced by change of membership or becomes disqualified by ceasing to be a director (where membership on the Board of Directors is required), or until the committee is sooner abolished by the Board of Directors.

ARTICLE VI. OFFICERS

SECTION 1. OFFICERS. The Board of Directors shall elect a President, a Secretary and a Treasurer, and, in their discretion, may elect a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Controller, and one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers as they deem necessary or appropriate. Such officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders (or at such other meeting as the Board of Directors determines), and each shall hold office for the term provided by the vote of the Board of Directors, except that each will be subject to removal from office in the discretion of the Board of Directors as provided herein. The powers and duties of more than one office may be exercised and performed by the same person.

SECTION 2. VACANCIES. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors, at any regular or special meeting.

SECTION 3. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if elected, shall be a member of the Board of Directors and shall preside at its meetings. He shall advise and counsel with the President, and shall perform such duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Corporation, unless the Board of Directors designates the Chairman of the Board of Directors or another officer as chief executive officer. Subject to the direction of the Board of Directors, the President shall have and exercise direct charge of and general supervision over the business and affairs of the Corporation and shall perform all duties incident to the office of the President of a corporation and such other duties as from time to time may be assigned to him by the Board of Directors. The President may but need not be a member of the Board of Directors.

SECTION 5. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. Each Executive Vice President and Vice President shall have and exercise such powers and shall perform such duties as from time to time may be assigned to him by the Board of Directors or the President.

SECTION 6. SECRETARY. The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors in books provided for the purpose, he shall see that all notices are duly given in accordance with the provisions of law and these bylaws; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents the execution of which, on behalf of the Corporation under its seal, is duly authorized, and, when the seal is so affixed, he may attest the same; he may sign, with the President, an Executive Vice President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of Secretary of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 7. ASSISTANT SECRETARIES. The Assistant Secretaries in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Secretary.

SECTION 8. TREASURER. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all monies or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he may endorse for collection on behalf of the Corporation checks, notes and other obligations he may sign receipts and vouchers for payments made to the Corporation; he may sign checks of the Corporation, singly or jointly with another person as the Board of Directors may authorize, and pay out and dispose of the proceeds under the direction of the Board of Directors he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President, or an Executive Vice President or a Vice President, certificates of stock of the Corporation and in general, shall perform all the duties incident to the office of treasurer of a corporation, and such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 9. ASSISTANT TREASURERS. The Assistant Treasurers in order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Treasurer.

SECTION 10. CONTROLLER. The Controller, if elected and so designated, shall be the chief accounting officer of the Corporation. In general, he shall perform all duties incident to the office of a controller of a corporation, and in the absence of or disability of the Treasurer or any Assistant Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the President or the Treasurer.

SECTION 11. ASSISTANT CONTROLLERS. The Assistant Controllers in order of their seniority shall, in the absence or disability of the Controller, perform the duties and exercise the powers of the Controller and shall perform such other duties as the Board of Directors shall prescribe or as from time to time may be assigned by the Controller.

SECTION 12. SUBORDINATE OFFICERS. The Board of Directors may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and to prescribe the powers and duties thereof.

SECTION 13. COMPENSATION. The Board of Directors, or a duly authorized executive compensation committee of the Board of Directors, shall fix the compensation of all officers of the Corporation. It may authorize any officer, upon whom the power of appointing subordinate officers may have been conferred, to fix the compensation of such subordinate officers.

SECTION 14. REMOVAL. Any officer of the Corporation may be removed, with or without cause, by action of the Board of Directors.

SECTION 15. BONDS. The Board of Directors may require any officer of the Corporation to give a bond to the Corporation, conditional upon the faithful performance of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

ARTICLE VII. INDEMNIFICATION

SECTION 1. INDEMNIFICATION.

(a) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is a party or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the express written request of the Corporation as a director, officer, trustee, partner, employee or agent (each such person and each such director and officer of the Corporation is referred to herein as a “Covered Person”) of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against all liability, losses, expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the express written request of the Corporation as a director, officer, trustee, partner, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

(c) To the extent that any person referred to in PARAGRAPHS (a) or (b) of this SECTION 1 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

SECTION 2. AUTHORIZATION. Any indemnification under SECTION 1 of this ARTICLE VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, partner, or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in SECTION 1 of this ARTICLE VII. Such determination shall be made in accordance with Section 145(d) of the Delaware General Corporation Law.

SECTION 3. EXPENSE ADVANCE. Expenses (including attorneys’ fees) incurred by an officer or director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the manner provided in SECTION 2 of this ARTICLE VII upon receipt of an undertaking by or on behalf of such officer or director to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VII. Such expenses (including attorneys’ fees) incurred by other employees or agents of the Corporation may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

SECTION 4. NONEXCLUSIVITY. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this ARTICLE VII shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 5. INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this ARTICLE VII OR Section 145 of the Delaware General Corporation Law.

SECTION 6. “THE CORPORATION.” For the purposes of this Article, references to “the Corporation” shall include the resulting corporation and, to the extent that the Board of Directors of the resulting corporation so decides, all constituent corporations (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as director, trustee, partner, or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall stand in the same position under the provisions of this ARTICLE VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

SECTION 7. OTHER INDEMNIFICATION. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, trustee, partner, or officer of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise or non-profit entity or from insurance.

SECTION 8. OTHER DEFINITIONS. For purposes of this ARTICLE VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, trustee, or officer of the Corporation which imposes duties on, or involves services by, such director, trustee, or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this ARTICLE VII.

SECTION 9. CONTINUATION OF INDEMNIFICATION. The rights to indemnification and to advancement of expenses provided by, or granted pursuant to, this Article shall continue notwithstanding that the person has ceased to be a Covered Person and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

SECTION 10. AMENDMENT OR REPEAL. The provisions of this ARTICLE VII shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Covered Person (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this ARTICLE VII the Corporation intends to be legally bound to each such current or former Covered Person. With respect to current and former Covered Persons, the rights conferred under this ARTICLE VII are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses bylaws. With respect to any Covered Persons who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such Covered Person’s service in the capacity which is subject to the benefits of this Article VII.

ARTICLE VIII. CERTIFICATES OF STOCK

SECTION 1. FORM AND EXECUTION OF CERTIFICATES. The interests of each stockholder of the Corporation may be evidenced by a certificate or certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. Shares of the stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law. The certificates of stock of each class, if any, shall be consecutively numbered and signed by the Chairman or Vice Chairman of the Board of Directors, if any, or the President, or an Executive Vice President or a Vice President and by the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, and may be countersigned and registered in such manner as the Board of Directors may by resolution prescribe, and shall bear the corporate seal or a printed or engraved facsimile thereof. Where any such certificate is signed by a transfer agent or transfer clerk acting on behalf of the Corporation, the signatures of any such Chairman, Vice Chairman, President, Executive Vice President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimiles, engraved or printed. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered by the Corporation as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to law, the Certificate of Incorporation, these bylaws, or any agreement to which the Corporation is a party, shall have the restriction noted conspicuously on the certificate, and shall also set forth, on the face or back, either the full text of the restriction or a statement of the existence of such restriction and (except if such restriction is imposed by law) a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued, or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the Corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

SECTION 2. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney lawfully constituted, upon surrender for cancellation of certificates (if such shares are certificated), or upon proper instructions from the holder of uncertificated shares, for the same number of shares, with an assignment and power of transfer endorsed thereon or attached hereto, duly executed, with such proof or guaranty of the authenticity of the signature as the Corporation or its agents may reasonably require. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such shall or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by law or by the Certificate of Incorporation. It shall be the duty of each stockholder to notify the Corporation of his post office address.

SECTION 3. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In addition to the powers established in SECTION 3 of ARTICLE II, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any fights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, the Certificate of Incorporation or otherwise, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. LOST OR DESTROYED CERTIFICATES. In case of the loss or destruction of any certificate of stock, a new certificate may be issued under the following conditions:

(a) The owner of said certificate shall file with the Secretary or any Assistant Secretary of the Corporation an affidavit giving the facts in relation to the ownership, and in relation to the loss or destruction of said certificate, stating its number and the number of shares represented thereby; such affidavit shall be in such form and contain such statements as shall satisfy the President, any Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer, that said certificate has been accidentally destroyed or lost, and that a new certificate (or uncertificated shares) ought to be issued in lieu thereof. Upon being so satisfied, any such officer may require such owner to furnish the Corporation a bond in such penal sum and in such form as he may deem advisable, and with a surety or sureties approved by him, to indemnify and save harmless the Corporation from any claim, loss, damage or liability which may be occasioned by the issuance of a new certificate (or uncertificated shares) in lieu thereof. Upon such bond being so filed, if so required, a new certificate for the same number of shares shall be issued to the owner of the certificate so lost or destroyed or such same number of uncertificated shares shall be issued, and the transfer agent and registrar, if any, of stock shall countersign and register such new certificate (if such shares are certificated) upon receipt of a written order signed by any such officer, and thereupon the Corporation will save harmless said transfer agent and registrar. In case of the surrender of the original certificate, in lieu of which a new certificate (or uncertificated shares) has been issued, or the surrender of such new certificate, for cancellation, the bond of indemnity given as a condition of the issue of such new certificate (or uncertificated shares) may be surrendered; or

(b) The Board of Directors of the Corporation may by resolution authorize and direct any transfer agent or registrar of stock of the Corporation to issue and register respectively from time to time without further action or approval by or on behalf of the Corporation new certificates of stock, or uncertificated shares, to replace certificates reported lost, stolen or destroyed upon receipt of an affidavit of loss and bond of indemnity in form and amount and with surety satisfactory to such transfer agent or registrar in each instance or upon such terms and conditions as the Board of Directors may determine.

SECTION 5. UNCERTIFICATED SHARES. The Board of Directors of the Corporation may by resolution provide that one or more of any or all classes or series of the stock of the Corporation shall be uncertificated shares, subject to the provisions of Section 158 of the Delaware General Corporation Law.

ARTICLE IX. EXECUTION OF DOCUMENTS

SECTION 1. EXECUTION OF CHECKS, NOTES, ETC. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers, or agent or agents, as shall be thereunto authorized from time to time by the Board of Directors, which may in its discretion authorize any such signatures to be by facsimile.

SECTION 2. EXECUTION OF CONTRACTS, ASSIGNMENTS, ETC. Unless the Board of Directors shall have otherwise provided generally or in a specific instance, all contracts, agreements, endorsements, assignments, transfers, stock powers, or other instruments shall be signed by the Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. The Board of Directors may, however, in its discretion, require any or all such instruments to be signed by any two or more of such officers, or may permit any or all of such instruments to be signed by such other officer or officers, agent or agents, as it shall thereunto authorize from time to time.

SECTION 3. EXECUTION OF PROXIES. The Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, or any Vice President and the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, or any other officer designated by the Board of Directors, may sign on behalf of the Corporation proxies to vote upon shares of stock of other companies standing in the name of the Corporation.

ARTICLE X. INSPECTION OF BOOKS

The Board of Directors shall determine from time to time whether, and if allowed, to what extent and at what time and places and under what conditions and regulations, the accounts and books of the Corporation (except such as may by law be specifically open to inspection) or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors of the Corporation.

ARTICLE XI. DELWARE FORUM

The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as each may be amended from time to time), or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XII. FISCAL YEAR

The fiscal year of the Corporation shall be determined from time to time by vote of the Board of Directors.

ARTICLE XIII. SEAL

The seal of the Corporation shall, subject to alteration by the Board of Directors, consist of a flat-faced circular die with the word “Delaware,” together with the name of the Corporation and the year of incorporation, cut or engraved thereon.

ARTICLE XIV. AMENDMENTS

Subject to the provisions of the Certificate of Incorporation, these bylaws may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of these bylaws as they exist from time to time may be adopted, only by the majority vote of the Whole Board or by the affirmative vote of the holders of at least 75% of the Voting Stock, voting together as a single class.

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